                                                                   Exhibit 10.40


NEITHER THIS NOTE NOR ANY SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.

                                  DOVEBID, INC.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$884,629.87                                                       March 24, 2000


     For value received under that certain Termination of Employment Agreement and Release dated as of March 24, 200 (the "Agreement") by and among Richard Nucian, an individual residing in the state of Michigan ("Payee"), Norman Levy Associates, Inc. a Michigan corporation and a wholly owned subsidiary of DoveBid, Inc., a Delaware corporation, with offices at 1241 East Hillsdale Blvd., Foster City, CA 94404 (the "Company"), Robert Carl Corporation, a Michigan corporation, Robert Levy and David Levy, the Company promises to pay to the order of Payee at such address as Payee may designate, Eight Hundred Eighty-Four Thousand Six Hundred Twenty-Nine Dollars and Eight-Seven Cents ($884,629.87) plus simple interest thereon calculated from the date hereof until paid at an annual rate equal to the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the date hereof, compounded annually; provided that if this Note shall not have converted into Conversion Stock (as defined below) by July 1, 2000, then on and after such date the interest payable per annum with respect to principal outstanding under this Note shall be equal to the prime lending rate in effect on July 2, 2000 as announced by Chase Manhattan Bank, and thereafter accrued interest shall be payable at the end of each three month period thereafter. Except as otherwise provided in the preceding sentence, principal and accrued interest will be due and payable in lawful money of the United States in full on the earlier of (i) three year anniversary of the date of this Note, or (ii) upon an Event of Default (the "Maturity Date"), unless this Note shall have been previously paid by the Company or converted pursuant to Section 2 below, in which case all outstanding principal under this Note and all accrued interest thereon shall be satisfied in full by virtue of conversion as set forth in Section 2 below. Payments by the Company shall be applied first to any and all accrued interest through the payment date and second to the principal remaining due hereunder.

          The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

          1.1 "Company" includes any corporation or other entity which succeeds to or assume the obligations of the Company under this Note.

          1.2 "Conversion Stock" shall mean shares of Common Stock of the Company issued upon conversion of this Note.

          1.3 "Event of Default" shall mean (a) the Company's failure to pay of amounts due under this Note after receipt of written notice of such failure and period of thirty days to make such payment; or (b) the filing by or against the Company of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors (which is not dismissed within 60 days); or (c) the execution by the Company of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Company's material assets or property.

          1.4 "Noteholder," "holder," or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

          1.5 "Initial Public Offering" shall mean the closing of a sale of the Company's Common Stock pursuant to a registration statement on Form S-1, Form SB-1 or SB-2 (or any similar or successor form) under the Securities Act of 1933, as amended (the "Securities Act"), for an underwritten initial public offering.

          1.6 "Subordination Agreement" shall mean the Subordination Agreement attached hereto as Annex A and incorporated by reference herein.

     2.   Conversion.

          2.1 Mandatory Conversion. Subject to Section 2.7 hereof, this Note and all of the outstanding principal and accrued and unpaid interest on and under this Note shall automatically convert before the Maturity Date into Conversion Stock as follows: (i) if the Company shall have conducted its Initial Public Offering prior to or on July 1, 2000, then this Note and all of the outstanding principal and accrued and unpaid interest on and under this Note will automatically convert into 84,250 shares (as proportionally adjusted for stock splits, stock combinations, recapitalizations and like events) of Conversion Stock on July 1, 2000; and (ii) if the Company shall not have conducted its Initial Public Offering as of July 1, 2000, then this Note and all of the outstanding principal and accrued and unpaid interest on and under this Note will automatically will convert into 84,250 shares (as proportionally adjusted for stock splits, stock combinations, recapitalizations and like events) of Conversion Stock on the first day following the end of the calendar month in which the Company has conducted its Initial Public Offering; provided that in the event that this Note converts after July 1, 2000 pursuant to subsection 2.1(ii) above then in connection with such conversion the Company shall also pay the Noteholder all interest accrued under the Note through the date of such conversion. In the event that Note converts pursuant to this
Section 2.1 above then all outstanding principal under this

Note and all accrued interest thereon shall be satisfied in full by virtue of such conversion (and the payment of accrued interest in the case of conversion under Section 2.1(ii) as the case may be) and the issuance and delivery of the shares of Conversion Stock to the holder.

     For informational purposes, the Company shall provide the Noteholder with written notice (at the most recent address for the Noteholder provided to the Company by the Noteholder in writing) reasonably promptly following the closing of its Initial Public Offering. Conversion as described in this Section 2.1 shall occur only if the Company shall have conducted its Initial Public Offering, provided that as a condition precedent or condition subsequent to conversion (the election between which type of condition shall be the Company's sole election in the Company's sole discretion), the Noteholder must surrender this Note for conversion at the principal office of the Company. Incident to any conversion, the Conversion Stock will have those rights and privileges, and be subject to those restrictions, of the shares of Common Stock as set forth in the Company's Certificate of Incorporation and Bylaws and this Note (including the restrictions on transfer of Conversion Stock set forth in this Note), and the Noteholder will receive the rights and be subject to the obligations applicable to the purchasers of Common Stock. This Note shall not be convertible and shall not be converted into Conversion Stock if there is not an Initial Public Offering on or before the Maturity Date.

          2.2 No Fractional Shares. No fractional shares will be issued on conversion of this Note. If on any conversion of this Note a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of a per share price of $10.50 per share (as proportionally adjusted for stock splits, stock combinations, recapitalizations and like events).

          2.3 Reservation of Stock. Prior to any conversion of this Note pursuant to Section 2.1 above, the Company will take such corporate action and obtain such government consents and approvals as may, in the reasonable opinion of its counsel, be necessary to authorize the issuance of a sufficient number of shares of Conversion Stock into which this Note is to convert pursuant to
Section 2.1 above.

          2.4 Fully Paid Shares; Certificates. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable. The certificates representing the shares of Conversion Stock issued upon conversion hereof shall be delivered to the holder against surrender of this Note. The holder, by accepting this Note, undertakes and agrees to accept such shares of Conversion Stock in full satisfaction of the outstanding principal and accrued interest thereon in accordance with the terms of this Note. Anything to the contrary in this Note notwithstanding, the Company's obligation to issue shares of Conversion Stock to any holder of this Note is expressly conditioned upon compliance of such issuance with applicable federal and state securities laws without registration or other qualification thereunder.

          2.5 No Other Conversion. The conversion described in this Section 2 shall constitute the sole methods by which this Note will convert.

          2.6. Subordination. This Note and the indebtedness evidence by this Note are subordinated to the prior payment in full of all or substantially all other indebtedness of the

Company pursuant to the terms of a Subordination Agreement in the form attached hereto as Annex A and incorporated herein by reference.

          2.7 Adjustment for Consolidation, Merger. In the event of any consolidation or merger of the Company with or into another corporation, in which the holders of Common Stock of the Company receive stock, securities or other property of: (i) another corporation or company whose common stock is then publicly traded, then upon the consummation of such transaction this Note will automatically convert into the number and type of stock, securities or other property to which Noteholder would have been entitled upon consummation of such transaction if this Note had converted into Conversion Stock pursuant to Section
2.1 hereto immediately prior thereto, all subject to additional adjustment as provided in this Note; or (ii) another corporation or company whose common stock is not publicly traded, then the acquiring corporation or company shall assume all of the Company's rights and obligations under this Note, and this Note will be convertible (as provided in Section 2.1) into, and the Noteholder will be entitled to receive upon such conversion of this Note, at any time after the consummation of such transaction, in lieu of the number of shares and type of Conversion Stock receivable upon the conversion of this Note prior to the consummation of such transaction, the stock, securities or other property to which such Noteholder would have been entitled upon consummation of such transaction, if this Note had converted into Conversion Stock pursuant to
Section 2.1 hereto immediately prior thereto, all subject to additional adjustment as provided in this Note; and in each such case, the terms of this Note shall be applicable to the shares of stock, securities or other property receivable upon the conversion of this Note after the consummation of such transaction.

     3. No Rights or Liabilities as Shareholder. This Note does not by itself entitle the Noteholder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder shall cause such holder to be a shareholder of the Company for any purpose by virtue hereof. Subject to the terms and conditions of this Note, Noteholder will have all of the rights of a shareholder of the Company with respect to the Conversion Stock from and after the Conversion Date until such time as Noteholder disposes of the Conversion Stock.

     4. Spousal Consent. Payee agrees that upon conversion of this Note the stock certificate(s) evidencing the Conversion Stock, shall be delivered, together with two (2) copies of a Consent of Spouse in the form of Annex B attached hereto (the "Spouse Consent") executed by Payee's spouse, if any.

     5.   Restrictions on Transfers.

          5.1 No Transfers Unless Registered or Exempt. Noteholder understands that Noteholder may not transfer any shares of Conversion Stock unless such shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Noteholder understands that only the Company may file a registration statement with the Securities and Exchange Commission (the "SEC") and that the Company is under no obligation to do so with respect to the Conversion Stock. Noteholder has also been advised that exemptions from registration and qualification may not be available or may not permit Noteholder to transfer all or any of the Conversion Stock in the amounts or at the times proposed by Noteholder.

          5.2 Rule 144. In addition, Noteholder has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Conversion Stock and, in any event, requires that the Conversion Stock be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Noteholder understands that Rule 144 may indefinitely restrict transfer of the Conversion Stock so long as Noteholder remains an "affiliate" of the Company or if "current public information" about the Company (as defined in Rule 144) is not publicly available.

          5.3 Disposition of Conversion Stock. Noteholder hereby agrees that Noteholder will make no disposition of the Conversion Stock (other than as permitted by this Agreement) unless and until: (a) Noteholder has notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; (b) Noteholder has complied with all requirements of this Note applicable to the disposition of the Conversion Stock (including the restrictions on transfer); and (c) Noteholder has provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Conversion Stock under the Securities Act or applicable state securities laws, or (ii) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) and applicable state securities laws has been taken.

          5.4 Restriction on Transfer and Sale. Noteholder shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Conversion Stock, except as permitted by this Agreement. Upon and following any conversion of this Note, no holder of any Conversion Stock shall effect any sale or distribution of any of the Conversion Stock (which shall include any and all voting securities received by such holder as or in connection with a stock dividend, stock split or other recapitalization or similar distribution on or in respect of the Conversion Stock) or any of the Company's other equity securities, or of any securities convertible into or exchangeable for such securities, during the period beginning on the closing of the Initial Public Offering and ending 180 days after such closing.

          5.5 Legends. Noteholder understands and agrees that the Company will place appropriate legends on any stock certificate(s) evidencing the Conversion Stock that may be required by state or federal securities laws, the Company's of Incorporation or Bylaws, this Note any other agreement. Noteholder agrees that, to ensure compliance with the restrictions imposed by this Note, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (i) to transfer on its books any Conversion Stock that have been sold or otherwise transferred in violation of any of the provisions of this Note, or
(ii) to treat as owner of such Conversion Stock, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Conversion Stock have been so transferred.

     6. Prepayment. This Note may be prepaid, in its entirety (including the principal sum and interest accrued to the date of payment) without penalty or premium; provided that prepayment cannot take place after the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1, Form SB-1 or Form SB-2 (or any similar or successor form) for an Initial Public Offering and for so long as any such registration statement remains pending.

     7. Usury Savings Clause. The Company and the Noteholder intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company's and the Noteholder's express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 7 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Noteholder to the Company), and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

     8. Disclosure. The Company agrees, for a period of two years following the date of this Agreement, to use reasonable commercial efforts to:

          (a) make and keep material public information available within the meaning of Rule 144(c) of the Securities Act at all times after ninety (90) days after the closing of the Initial Public Offering; and

          (b) file with the SEC in a timely manner all reports and other material documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     9.   General Provisions.

          9.1 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same in person to such party or to an officer or agent of such party, as follows:

               (i) If mailed or delivered to the Company, to each of the following, using two separate mailings or deliveries:

                                  DoveBid, Inc.
                                  1241 East Hillsdale Blvd.
                                  Foster City, CA 94404
                                  Attn: Cory Ravid, Chief Financial Officer

                             DoveBid, Inc.
                             1241 East Hillsdale Blvd.
                             Foster City, CA 94404
                             Attn: Anthony Capobianco, Vice President and
                                   General Counsel

               (ii) If mailed or delivered to the Payee, addressed to him at the following address:

                             Richard Nucian

or to such other address as any party hereto shall specify in writing to the other parties hereto pursuant to this Section 9.1 from time to time. Such notice shall be effective only upon actual receipt.

          9.2 Severability; Headings. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless to do so would deprive the Noteholder or the Company of a substantial part of its bargain. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

          9.3 Noteholder Representations and Status. By accepting this Note, the Payee and any other Noteholder each acknowledges, represents and warrants that (i) this Note and Conversion Stock issued hereunder are being acquired for investment, solely for its own account and not as a nominee for any other person or entity, and that it will not offer, sell or otherwise dispose of this Note or any Conversion Stock except as expressly permitted by this Note and under circumstances which will not result in a violation of the Securities Act or applicable state securities laws, and (ii) it is an "accredited investor" with the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

          9.4 Assignment. Neither this Note nor any right or obligation hereunder may be assigned or delegated by Payee without the prior written consent of Company. Neither this Note nor any right or obligation hereunder may be assigned or delegated by Company without the prior written consent of Payee, except pursuant to a merger in which Company is a party, or pursuant to a sale or other transfer of substantially all of the assets of Company. Any purported assignment in violation of this paragraph shall be void.

          9.5 Amendment; Waiver. Any provision of this Note may be amended or modified only by a writing signed by both Company and Payee. Compliance with any provision of this Note may be waived only by a writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          9.6 Governing Law. This Note shall be construed and enforced in accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of laws.

              [The rest of this page is intentionally left blank.]

     IN WITNESS WHEREOF, each party has caused this Note to be executed as of the date first set forth above.

                                    DOVEBID, INC.


                                    By: /s/ ANTHONY CAPOBIANCO
                                       -----------------------------------------
                                    Name: Anthony Capobianco
                                    Title: Vice President and General Counsel

Acknowledged and Agreed to:



 /s/ RICHARD NUCIAN
-----------------------------
Name: Richard Nucian








          [Execution Page to Convertible Subordinated Promissory Note]

                                                                      Annex A to
                                       Convertible Subordinated Promissory Notes


                             SUBORDINATION AGREEMENT


     This Subordination Agreement (this "Subordination Agreement") is made as of March 24, 2000 by and between DoveBid, Inc. (the "Company") and Richard Nucian ("Creditor"), for the benefit of all holders of Senior Debt (as defined below).

          A. The Company concurrently herewith is issuing to Creditor its Convertible Subordinated Promissory Note dated as of the same date as this Subordination Agreement (the "Note");

          B. It is a term of the Note that any and all amounts owing to Creditor (or any subsequent holder of the Note) under or pursuant to the Note be subordinated in right of payment to the prior payment in full of any and all Senior Debt of the Company (as defined below); and

          C. This Subordination Agreement sets forth the particular terms of such subordination, and this Agreement is incorporated into and constitutes a part of the Note.

          Now, therefore, the parties agree as follows:

       1. Subordination; Note Subordinated to Senior Debt. Notwithstanding anything to the contrary contained in the Note or in this Annex A, the Company covenants and agrees and each holder of the Note, by such holder's acceptance thereof likewise covenants and agrees, that the Note shall be and is issued subject to the provisions of this Subordination Agreement; and each person holding the Note, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that all payments of Subordinated Obligations (all capitalized terms used in this Subordination Agreement that are not defined above are used as defined in Section 9 below) by the Company shall, to the extent and in the manner set forth in this Subordination Agreement, be subordinated and junior in right of payment, to the prior payment in full in cash or cash equivalents of all amounts payable on or under any and all Senior Debt (including principal, interest, fees, commissions, expenses and indemnities in respect thereof and any interest accruing subsequent to the commencement or filing of any petition in any bankruptcy or insolvency proceeding at the rate provided for in the documents governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code).

     To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any

Senior Debt is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts which would come due with respect thereto had such obligations not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

          2.  No Payment on Securities in Certain Circumstances.

               (i) No direct or indirect payment by or on behalf of the Company of Subordinated Obligations, whether pursuant to the terms of the Note or upon acceleration or otherwise shall be made if, at the time of such payment there exists a default in the payment of all or any portion of the obligations on any Senior Debt and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holder of such Senior Debt.

               (ii) In the event of any other default with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated, upon the receipt by the holder of the Note of written notice from a Designated Senior Creditor or the Company, no payment of Subordinated Obligations may be made by or on behalf of the Company for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 270 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the holder from a Designated Senior Creditor or all defaults with respect to Senior Debt shall have been cured or waived). For purposes of this Section 2(ii), after the commencement of a Payment Blockage Period, no subsequent Payment Blockage Period may be commenced unless a period of 30 consecutive days has passed since the termination of the immediately preceding Payment Blockage Period. Subject to the preceding sentence, successive Payment Blockage Periods may be commenced hereunder.

               (iii) In the event that, notwithstanding the foregoing, any payment shall be received by any holder when such payment is prohibited by
Section 2(i) or 2(ii) of this Subordination Agreement, such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear.

          3.  Payment Over of Proceeds Upon Dissolution, Etc.

               (i) Upon any payment or distribution of assets or securities of the Company, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceeding, all amounts due or to become due upon all Senior Debt (including interest accruing subsequent to the commencement or filing of any petition in any bankruptcy or insolvency proceeding at the rate provided for in the documents governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code) shall first be indefeasibly paid in full in cash or cash equivalents, before the holder of the Note shall be entitled to receive any payment on account of the Subordinated Obligations, or any payment to acquire the Note for cash, property or securities or any distribution with respect to the Note of any cash, property or securities. Before any payment may be made by or on behalf of the Company of the Subordinated Obligations, upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the holder of the Note would be entitled, except for the provisions of this Subordination Agreement, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holder of the Note if received by it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt indefeasibly in full in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

               (ii) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note at a time when such payment or distribution is prohibited by Section 3(i) of this Subordination Agreement and before all obligations in respect of Senior Debt are indefeasibly paid in full in cash or cash equivalents, such payment or distribution shall be received and held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been indefeasibly paid in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

               For purposes of this Subordination Agreement, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this Section 3(iii) is not to cause the Note to be treated in any case or proceeding or similar event described in this Subordination Agreement as part of the same class of claims as the Senior Debt or any class of claims on a parity with or senior to the Senior Debt for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Note to the payment of all Senior Debt then outstanding; provided that (i) if a new corporation or entity results from such reorganization or readjustment, such corporation or entity assumes the Senior Debt and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, a corporation (or other entity) or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation or entity upon the terms and conditions, if any, allowed by the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in the Senior Debt.

          4. Subrogation. Upon the indefeasible payment in full of all Senior Debt in cash or cash equivalents, the holder of the Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the principal of, premium, if any, and interest on the Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Subordination Agreement and no payment over pursuant to the provisions of this Subordination Agreement to the holders of Senior Debt by the holder of the Note shall, as between the Company, its creditors other than holders of Senior Debt, and the holder of the Note, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Subordination Agreement are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Debt, on the other hand.

          5. Obligations of Company Unconditional. Nothing contained in this Subordination Agreement is intended to or shall impair, as among the Company and the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of, premium, if any, and interest on the Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Debt.

          6. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Subordination Agreement, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the holder of the Note for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Subordination Agreement.

          7. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt. No right of any present or future holders of any Senior Debt to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of the Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Subordination Agreement are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

          8. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 7, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holder of the Note, without incurring responsibility to the holder of the Note and without impairing or releasing the subordination provided in this Subordination Agreement or the obligations hereunder of the holder of the Note to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt and (d) exercise or refrain from exercising any rights against the Company and any other Person.

          9. Definitions. As used in this Subordination Agreement, the terms set forth below shall have the respective meanings set forth opposite such terms below:

     "Designated Senior" means any holder of Senior Debt or any agent, trustee or other similar representative for such a holder.

     "Note" shall mean the Convertible Subordinated Promissory Note to which this Annex A is attached and all terms of this Annex A, which are incorporated therein by reference.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Senior Debt" means all debt and other monetary obligations of the Company (including, without limitation, under any note, credit agreement, mortgage, indenture, instrument or contract of any type or nature), and the Company's guarantee of any debt or monetary obligation of any subsidiary of the Company, in each case whether now existing or hereafter arising, and in each case including all principal, interest, fees and expenses owing on or in connection with such debt or other monetary obligations, as the same may be modified, amended, restated or supplemented from to time; provided that the term "Senior Debt" shall not include (a) any debt or other monetary obligation that expressly provides in writing that it is subordinate to or pari passu with the Note, (b) any debt of the Company which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, was without recourse to the Company, (c) any debt of the Company to a subsidiary of the Company, (d) any debt for borrowed money to any employee, officer or director of the Company, (e) any debt represented by the convertible subordinated promissory notes attached as exhibits to the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on March 10, 2000, and (f) any accounts payable to trade creditors created or assumed by the Company or any subsidiary of the Company in the ordinary course of business in connection with the obtaining of materials or services.

     "Subordinated Obligations" means principal and interest payable under or in respect of the Note, any fees, expenses or rights of reimbursement under or in respect of the Note, and all other claims, rights of rescission or other rights of action under or in respect of the Note.

          10. Suspension of Certain Remedies. Notwithstanding anything to the contrary contained elsewhere in the Note, until all Senior Debt has been indefeasibly repaid in full, no holder of the Note may commence or join with any creditor in commencing, any bankruptcy, insolvency or similar proceeding with respect to the Company or any of its subsidiaries.

          11. Amendment, Supplement and Waiver. This Subordination Agreement may only be amended, modified or supplemented by a written instrument executed by the Company, the holder of the Note, and each holder of Senior Debt affected thereby.

          12. Successors and Assigns. This Subordination Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          13. Attorney's Fees. If the holder of the Note files any claim to enforce its rights under the Note, the holder shall be entitled to recover its reasonable attorney's fees from the Company; provided that the Company shall not be required to reimburse the holder for any attorney's fees incurred or actions taken at a time when payments are not permitted to be made on the Note pursuant to this Subordination Agreement or for any assertion of rights by the holder under the Note to the extent the rights being asserted are not permitted to be exercised by virtue of the provisions of this Subordination Agreement.

          14. Governing Law. This Subordination Agreement shall be construed and enforced in accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of laws.

              [The rest of this page is intentionally left blank.]

          IN WITNESS WHEREOF, each party has caused this Subordination Agreement to be executed as of the date first set forth above.



                                       DOVEBID, INC.


                                       By: /s/ ANTHONY CAPOBIANCO
                                          --------------------------------------
                                       Name: Anthony Capobianco
                                       Title: Vice President and General Counsel



                                       CREDITOR:


                                         /s/ RICHARD NUCIAN
                                       -----------------------------------------
                                       Richard Nucian





                   [Execution Page to Subordination Agreement]

                                                                      Annex B to
                                        Convertible Subordinated Promissory Note


                                 SPOUSAL CONSENT


     I am the spouse of Richard Nucian ("Payee"), who has entered into the Termination of Employment Agreement and Release dated as of March 24, 2000 (the "Agreement") among DoveBid, Inc. (the "Company"), Norman Levy Associates, Inc., Robert Carl Corporation, Robert Levy and David Levy, and the Convertible Subordinated Promissory Note issued by the Company to Richard Nucian (the "Note"). Capitalized terms not defined herein will have the meanings set forth in such Agreement and the Note.

     I have read and understand the Agreement and the Note. I acknowledge that, by executing this Consent, I am bound by the Agreement and the Note, as to any and all interests I may have in the Conversion Stock (as defined in the Note). In particular, I understand and agree that the Conversion Stock (including any interest that I may have therein) are subject to certain restrictions on transfer set forth in the Note.

     I also agree with my spouse and the Company that if my spouse and I ever get divorced or enter into any marital property settlement agreement, or if my spouse or I ever seek a decree of separate maintenance, to the extent my spouse has or can obtain assets other than the Conversion Stock in amounts and of value sufficient to settle or satisfy any marital property claims I may have in the value of the Conversion Stock, I will accept such other assets in settlement of those claims.

     I agree that I will not do anything to try to prevent the operation of any part of the Agreement or the Note. I hereby appoint Payee as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement or the Note. I acknowledge that I have had an opportunity to obtain independent counsel to advise me concerning the matters contained herein.



                                                /s/ Susan M. Nucian
                                                --------------------------------
                                                (Signature of spouse)



                                                Name: /s/ Susan M. Nucian
                                                     ---------------------------

                                                Date: 12-28-00
                                                     ---------------------------

                                    EXHIBIT B


                             Form of Note Assignment

                                 NOTE ASSIGNMENT

     For value received and pursuant to that certain Note Transfer Agreement dated as of December ______, 2000, (the "Agreement"), the undersigned hereby sells, assigns and transfers unto Richard M. Nucian Revocable Trust Agreement dated October 1, 1991, as amended (the "Transferee"), that certain Convertible Subordinated Promissory Note, dated March 24, 2000, delivered herewith that was issued by DoveBid, Inc, a Delaware corporation (the "Note"), as represents the right to receive all the principal, together with all accrued but unpaid interest accruing from March 24, 2000, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to issue a convertible subordinated promissory note in the name of the Transferee of like tenor to the Note, evidencing all right, title and interest of Transferor to the Note.


Dated: _______________, 20____           _______________________________________
                                         RICHARD NUCIAN

                                    EXHIBIT C

                                 Form of Lockup

                           __________________, 20_____

DoveBid, Inc.
1241 E. Hillsdale Blvd.
Foster City, CA 94404

Credit Suisse First Boston Corporation
Thomas Weisel Partners LLC
U.S. Bancorp Piper Jaffray Inc.,
As Representatives of the Several Underwriters,
c/o Credit Suisse First Boston Corporation,
Eleven Madison Avenue,
New York, N.Y. 10010-3629


Dear Sirs:

     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for common stock, par value $.001 per share (the "Securities") of DoveBid, Inc. (the "Company"), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation.

     Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before ________________, 2001.


                                     Very truly yours,

                                     Signature block for Individual Stockholder:

                                     Signature: _______________________________

                                     Print Name: ______________________________


                                     Signature block for Entity Stockholder:


                                     Signature: _______________________________

                                     By: ______________________________________

                                     Title: ___________________________________